                                                                  Exhibit 10.3.3

                       THIRD AMENDMENT TO LEASE AGREEMENT

     THIRD AMENDMENT TO LEASE AGREEMENT (the "Third Amendment") dated as of January 14, 2004 among and between Wells Fargo Bank Northwest, N.A. (formerly known as First Security Bank, N.A.), not in its individual capacity except as expressly set forth in the Agency Agreement, but solely as Trustee under the Owner Trust Agreement dated as of October 21, 1998 (the "Lessor") and Genzyme Corporation, as successor-by-merger to GelTex Pharmaceuticals, Inc. (the "Lessee").

     Reference is made to the Lease Agreement dated as of October 21, 1998, among and between the Lessor and GelTex Pharmaceuticals, Inc., pursuant to which the Lessee leases from the Lessor a certain parcel of land located in Waltham, Massachusetts, described in Exhibit A to the Lease Agreement, together with all buildings, structures, improvements, fixtures, other real or personal property described in the Lease Agreement and all easements, rights and appurtenances thereto, as amended by that certain First Amendment to the Lease Agreement dated March 31, 1999 and that certain Second Amendment to the Lease Agreement dated December 31, 2002 (the "Lease Agreement"). Capitalized terms used in this Third Amendment have the meanings given such terms in the Lease Agreement, as amended hereby, except as provided otherwise herein.

     The Lessee has requested that Lessor, Fleet Real Estate, Inc. and Fleet National Bank (together, with Fleet Real Estate, Inc., "Fleet") agree to certain modifications in the financial covenants of the Lessee, and to certain other changes in the terms of the Lease Agreement.

1.   Amendments

     1.1. SECTION 14(a) - FINANCIAL STATEMENTS; OTHER INFORMATION. Section 14 of the Lease Agreement is hereby amended to strike and delete Section 14 therefrom and to replace it with the following:

           (a) Reporting Requirements. Lessee shall deliver to Lessor and Fleet (either by delivering the following directly to the Lessor or Fleet or by providing access to copies of each of the following through a web-site, e-mail, or other service in a manner acceptable to Fleet):

                 (i) as soon as available and in any event within the later of 45 days after the end of the first three quarterly fiscal periods of each fiscal year of the Lessee or the deadline for the Lessee's Form 10-Q filing for public record with the U.S. Securities and Exchange Commission, Consolidated statements of earnings, shareholders' equity and cash flows of the Lessee and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidated balance sheets of the Lessee and its Subsidiaries as at the end of such period, setting forth in each case in comparative form, to the extent such figures appear therein, the corresponding Consolidated figures for the corresponding periods in the preceding fiscal year accompanied by a certificate of a senior financial officer of the Lessee, which certificate shall state that said Consolidated financial statements present fairly in all material respects the

           Consolidated financial position and results of operations of the Lessee and its Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                 (ii) as soon as available and in any event within the later of 90 days after the end of each fiscal year of the Lessee or the deadline for the Lessee's Form 10-K filing for public record with the U.S. Securities and Exchange Commission, Consolidated statements of earnings, shareholders' equity and cash flows of the Lessee and its Subsidiaries for such fiscal year and the related Consolidated balance sheets of the Lessee and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form, to the extent such figures appear therein, the corresponding Consolidated figures for the preceding fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall state that said Consolidated financial statements present fairly in all material respects the Consolidated financial position and results of operations of the Lessee and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied;

                 (iii) simultaneously with the delivery of the financial statements required under Section 14(a)(i) and (ii) above, (i) a copy of the Lessee's Form 10-Q or 10-K filing made for the periods covered by such financial statements or, if such filings are not available, a brief narrative description of material businesses and financial trends and developments and significant transactions that have occurred in the period or periods covered thereby, together with (ii) a Compliance Certificate as of the date of such financial statements, in the form attached as EXHIBIT A to the Third Amendment;

                 (iv)   promptly upon their becoming available, copies of all
           (i) regular, periodic and special reports that the Lessee shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) pursuant to the Securities Exchange Act of 1934, as amended (ii) financial statements, reports, notices or proxy or other statements sent to shareholders of the Lessee, (iii) business plans and financial statement forecasts, when and to the extent prepared and distributed to other creditors of the Lessee; and (iv) press releases and other statements generally made available by the Lessee to the public concerning material developments in the business of the Lessee;

                 (v) from time to time such other information regarding the Property, operations, business, financial condition or prospects of the Lessee or any of its Subsidiaries as Lessor or Fleet may reasonably request.

           (b) RECORDS; ACCESS. Lessee will keep adequate records and books of account reflecting all its financial transactions with respect to the Lease and the transactions contemplated hereby. In addition, Lessee agrees upon prior written request to meet with

     Lessor or Fleet, during normal business hours at mutually convenient times, from time to time, to discuss this transaction and Lessee's business and financial condition generally.

     1.2. SECTION 15A(a) - LIQUIDITY RATIO/CONSOLIDATED QUICK RATIO. Section 15A(a) of the Lease Agreement is hereby amended to strike and delete Section 15A(a) therefrom and to replace it with the following:

           (a) CONSOLIDATED QUICK RATIO. The Lessee will not permit the Consolidated Quick Ratio on the last day of any fiscal quarter of the Lessee to be less than 1.50 to 1.00 (commencing with the fiscal quarter of the Lessee ending in December, 2003).

     1.3.  SECTION 15A(b) - TANGIBLE CAPITAL BASE/CONSOLIDATED INTEREST
COVERAGE RATIO. Section 15A(b) of the Lease Agreement is hereby amended to strike and delete Section 15A(b) therefrom and to replace it with the following:

           (b) CONSOLIDATED INTEREST COVERAGE RATIO. The Lessee will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Lessee (commencing with the period of four consecutive fiscal quarters of the Lessee ending in December, 2003) to be less than 5.00 to 1.00.

     1.4.  SECTION 15A(c) - DEBT SERVICE COVERAGE/CONSOLIDATED LEVERAGE RATIO.
Section 15A(c) of the Lease Agreement is hereby amended to strike and delete
Section 15A(c) therefrom and to replace it with the following:

           (c) CONSOLIDATED LEVERAGE RATIO. The Lessee will not permit, as of the last day of any fiscal quarter (commencing with the fiscal quarter of the Lessee ending in December, 2003), the ratio of (a) Consolidated Funded Debt less all Unrestricted Cash and Marketable Investments of the Lessee and its Consolidated Subsidiaries in excess of $200,000,000; to (b) EBITDA of the Lessee for the period of four consecutive fiscal quarters then ended to exceed 2.00 to 1.00.

     1.5. SECTION 15A(d). Section 15A(d) of the Lease Agreement is hereby amended to strike and delete Section 15A(d) therefrom and to replace it with the following:

           (d) FINANCIAL DEFINITIONS. Notwithstanding any other section of the Lease Agreement, including, but not limited to, Section 31, as used in
     Section 14, Sections 15A(a) through 15A(c), Section 15B, and Section 22(a)(x) the following terms have the meaning set forth below:

                 "ACCOUNTS RECEIVABLE" shall mean, on any date, the net amount of accounts receivable of Lessee and its Consolidated Subsidiaries, excluding any such accounts which are more than 120 days old, after deducting all returns, discounts and allowances thereon and reserves relating thereto, determined in accordance with GAAP.

                 "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by a designated Person and, if such designated Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or that, in any event, any Person that owns directly or indirectly securities having 33% or more of the voting power for the election of directors or other governing body of a corporation or 33% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation, partnership or other Person. Notwithstanding the foregoing, (a) the Lessee and its Subsidiaries shall not be Affiliates of each other and (b) neither Lessor nor Fleet shall be an Affiliate of the Lessee or any of its Subsidiaries.

                 "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Lessee or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

                 "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

                 "CASH EQUIVALENTS" shall mean any interest bearing investment of Lessee and its Wholly Owned Subsidiaries that meets the definition of a "cash equivalent" under GAAP (i.e., purchased with a remaining maturity of 90 days or less). Such investments shall be at least investment grade (A1/P1 for commercial paper, BBB or better for bonds and similar investments).

                 "COMPLIANCE CERTIFICATE" shall mean the compliance certificate provided for under Section 14(a)(iii) in substantially the form of EXHIBIT A to the Third Amendment.

                 "CONSOLIDATED" shall mean, when used with reference to any term, that term (or the term "combined" in the case of partnerships, joint ventures and Affiliates of the Lessee that are not Subsidiaries) as applied to the accounts of Lessee (or any other specified Person) and all of its Subsidiaries (or other specified Persons) or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, if required by GAAP.

                 "CONSOLIDATED FUNDED DEBT" shall mean, at any time, the outstanding balance of all Indebtedness in respect of borrowed money, Capital Lease Obligations, Synthetic Lease Obligations, letters of credit and trade acceptances for the Lessee and its Consolidated Subsidiaries.

                 "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (a) EBITDA for such period to (b) all Interest Expense for such period.

                 "CONSOLIDATED NET INCOME" shall mean, for any period, net income (or loss) for the Lessee and its Consolidated Subsidiaries (determined in accordance with GAAP), PROVIDED, HOWEVER, that Consolidated Net Income shall not include amounts included in computing net income (or loss) in respect of extraordinary and non-recurring gains or losses.

                 "CONSOLIDATED QUICK RATIO" shall mean, at any date, the ratio, for the Lessee and its Consolidated Subsidiaries, of (a) the sum of
           (i) Unrestricted Cash on such date PLUS (ii) Marketable Investments on such date PLUS (iii) Accounts Receivable on such date to (b) the sum of (i) Current Liabilities on such date, PLUS (ii) current Synthetic Lease Obligations.

                 "CURRENT LIABILITIES" shall mean any liability that in accordance with GAAP would be classified as such.

                 "EBITDA" shall mean Consolidated Net Income plus Interest Expense, plus Taxes, plus depreciation, plus amortization, plus non cash non-recurring charges for acquired research and development (to the extent deducted in calculating Consolidated Net Income), plus non-cash non-recurring charges for asset impairments (to the extent deducted in calculating Consolidated Net Income), each as calculated in accordance with GAAP.

                 "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that are to be used in making the calculations for purposes of determining compliance with the Lease Agreement.

                 "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                 "INDEBTEDNESS" shall mean, for the Lessee and its Consolidated
           Subsidiaries: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods or services are delivered or rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person, contingent or otherwise, in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such person;
           (e) Capital Lease Obligations of such Person; (f) Synthetic Lease Obligations of such Person; and (g) Guarantees by such Person of Indebtedness of others.

                 "INTEREST EXPENSE" shall mean, for any period, the sum, for the Lessee and its Consolidated Subsidiaries, of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period); and (b) all other amounts that would be accrued or capitalized during such period as "interest expense" in accordance with GAAP.

                 "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); and (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business so long as such advance, loan or extension of credit is made on terms (including as to maturity) consistent with those terms offered by the Lessee on the date hereof.

                 "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property.

                 "MARKETABLE INVESTMENTS" shall mean any interest-bearing debt obligations owned by Lessee and its Wholly-Owned Subsidiaries (excluding directors' qualifying shares and items included as Cash Equivalents) that meet the definition of marketable securities under GAAP. Such amounts shall exclude common or preferred stock. Such securities shall include obligations issued by the U.S. Treasury and other agencies of the U.S. government, corporate bonds, bank notes, mortgage and asset backed securities, finance company securities and auction rate preferred stocks. Such securities shall be rated investment grade (BBB or better for bonds or similar securities, A1/P1 for commercial paper and notes) and shall otherwise be reasonably liquid investments.

                 "PERMITTED LINE OF BUSINESS" shall mean any and all of the following lines of business: biotechnology, pharmaceutical, medical devices, therapeutic products, medical products, and medical services and diagnostic services businesses.

                 "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof) and shall include any syndicate or group which would be deemed to be a "person" under
           Section 13(d)(3) of the Securities Exchange Act of 1934.

                 "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                 "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency), or of which at least a majority of the limited partnership interests or other similar ownership interests issued by any limited partnership or other similar entity, is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                 "SYNTHETIC LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under or in connection with any so-called "synthetic lease" (i.e., a lease (or other agreement conveying the right to use) of property that constitutes a lease in accordance with GAAP but that does not constitute a lease for Federal income tax purposes), including, without limitation, obligations under: (i) the Agency Agreement, dated as of October 21, 1998 (the "Agency Agreement") between the Lessee, as successor-by-merger to GelTex Pharmaceuticals, Inc. and Wells Fargo Bank Northwest, N.A. (formerly known as First Security Bank, N.A.), not in its individual capacity except as expressly set forth in the Agency Agreement, but solely as Trustee under the Owner Trust Agreement dated as of October 21, 1998 (the "Owner Trust Agreement") between Fleet Real Estate, Inc. and Wells Fargo Bank Northwest, N.A. (formerly known as First Security Bank, N.A.), not in its individual capacity except as expressly set forth in the Agency Agreement, but solely as Trustee under the Owner Trust Agreement; and
           (ii) the Lease Agreement.

                 "TAXES" shall mean any present tax (including, without limitation, any income, documentary, sales, stamp, registration, property or excise tax), assessment or other charge, levy, impost, fee, compulsory loan, charge or withholding.

                 "UNRESTRICTED CASH" shall mean cash and Cash Equivalents of the Lessee and its Wholly Owned Subsidiaries that are readily available to Lessee and not subject to any limitation or restriction on their use by the Lessee.

                 "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity to which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares or, in the case of a limited partnership, not more than 1% of the aggregate partnership interests issued by such limited partnership) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     1.6 SECTION 15B. Section 15B of the Lease Agreement is hereby amended to strike and delete Section 15B therefrom and to replace it with the following:

     15B.  At all times during the Term:

           (a) MERGER, CONSOLIDATION, ETC. The Lessee will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

           (b) ACQUISITIONS. The Lessee will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person.

           (c) SALE OF ASSETS. The Lessee will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) other than the sale of inventory in the course of business.

           (d)   EXCEPTIONS. Notwithstanding the foregoing provisions of this
     Section 15B:

                 (i) any Subsidiary of the Lessee may be merged or consolidated with or into, or have its assets liquidated and distributed to, the Lessee or any other Subsidiary of the Lessee; PROVIDED that (x) if any such merger or consolidation shall be with the Lessee, the Lessee shall be the Person surviving such merger or consolidation and (y) if any such merger or consolidation shall be between any Subsidiary of the Lessee and a Wholly Owned Subsidiary of the Lessee, such Wholly Owned Subsidiary shall be the Person surviving such merger or consolidation;

                 (ii) the Lessee and its Subsidiaries may acquire any assets used or useful in the Permitted Line of Business or the stock or other equity interests or rights as a holder of indebtedness of any Person that is engaged in a Permitted Line of Business or merge any Person that is in a Permitted Line of Business with the Lessee or a Subsidiary or the Lessee or a Subsidiary with any such Person (provided that the conditions in the provisos in Section 15B(d)(i) are satisfied with respect to such merger) provided that at the time of the consummation of any such transaction and after giving effect thereto, the Lessee shall be in compliance with the covenants in Sections 15A(a), (b) and (c) as of the end of the most recent fiscal quarter or annual period of the Lessee and the transaction will not be reasonably likely to result in the noncompliance with such financial covenants;

                 (iii) the Lessee or any of its Subsidiaries may purchase inventory and other Property to be sold or used in the ordinary course of business, make Investments permitted by Section 15B(e) hereof and make Capital Expenditures in the ordinary course of its business;

                 (iv) the Lessee or any Subsidiary of the Lessee may convey, sell, lease, loan, transfer or otherwise dispose of any or all of its Property to the Lessee or any other Subsidiary of the Lessee (and the Lessee or such other Subsidiary may acquire such Property);

                 (v) the Lessee or any Subsidiary may convey, sell, lease, transfer or otherwise dispose of any non-material Property (of the Lessee and its Subsidiaries, taken as a whole) including equity interests in any Person and the licensing of patents and product rights; and

                 (vi) the Lessee or any Subsidiary may lease or sublease any of its real Property.

                 (e) The Lessee will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except Investments made in the ordinary course of business of the Lessee or its Subsidiaries or that would be permitted under the terms of this Section 15B.

     1.7. SECTION 22(a)(x). Section 22(a)(x) of the Lease Agreement is hereby amended to strike and delete Section 22(a)(x) therefrom and to replace it with the following:

           (x) if the Lessee or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating to at least $5,000,000 (after the expiration of any grace period originally provided for); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

2. REPRESENTATIONS AND WARRANTIES. In order to induce the Lessor to enter into and Fleet to consent to this Third Amendment, the Lessee makes the following representations and warranties, all of which shall survive the execution and delivery of this Third Amendment:

           (a) The Lessee has all requisite corporate power and authority to execute, deliver and perform its obligations under this Third Amendment and under the Lease Agreement, as amended hereby. This Third Amendment has been duly authorized, executed and delivered by the Lessee, and does not conflict with, violate or result in a breach of or require any consent under (i) any applicable law or regulation or any of the terms of the charter or by-laws of the Lessee, or (ii) any agreement or instrument to which the Lessee or any Subsidiary is a party or to which any of them or their Property is bound or to which any of them is subject; except to the extent, with respect to the foregoing clause (ii), any such conflict, violation, or breach, or the failure to have any such consent, (x) could not reasonably be expected (either individually or in the aggregate) to have a material adverse effect and (y) does not and will not result in any liability of the Lessor. This Third Amendment and the Lease Agreement, as amended hereby, constitute the legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms.

           (b) On the date hereof each of the representations and warranties in the Lease Agreement are true, accurate and complete in all material respects (other than those representations and warranties made as of a specific date, which were true, accurate and complete in all material respects as of such specific date).

           (c) Upon the execution and delivery of this Third Amendment, and the satisfaction of each of the conditions precedent set forth in Section 3 of this Third Amendment, no Default or Event of Default shall exist and be continuing.

3. CONDITIONS PRECEDENT. The agreements contained herein and the amendments contemplated hereby shall become effective when the Lessee and Lessor shall have executed this Third Amendment and when each of the following conditions shall have been fulfilled (the "Effective Date"):

           (a) EXECUTION OF DOCUMENTS, ETC. This Third Amendment and any other agreements, documents and instruments to be executed and/or delivered in connection herewith (collectively the "Third Amendment Documents") shall have been duly and properly authorized and executed by: the Lessee, Lessor and Fleet and shall be in full force and effect on and as of the Effective Date of this Third Amendment and all representations and warranties of the Lessee hereunder shall continue to be true, accurate and complete.

           (b) PROCEEDINGS: RECEIPT OF DOCUMENTS. All requisite corporate action and proceedings of the Lessee in connection with the execution and delivery of this Third Amendment shall be satisfactory in form and substance to the Lessor and Fleet and their respective counsel, and Lessor and Fleet and their respective counsel shall have received all information and copies of all documents, including without limitation, records of requisite corporate action and proceedings that the Lessor or Fleet or their respective counsel may have requested in connection therewith, such documents where requested by the Lessor or Fleet or their respective counsel to be certified by appropriate persons or governmental authorities.

           (c) MATERIAL LITIGATION. There shall be no pending or, to the best knowledge of the Lessee, threatened litigation with respect to the Lessee before any court, arbitrator or governmental or administrative body or agency that challenges or relates to (i) the lending transactions contemplated hereby or (ii) the Operative Documents.

4. REAFFIRMATION AND RATIFICATION OF EXISTING AGREEMENTS, ETC. The Lessee is the successor-by-merger to GelTex Pharmaceuticals, Inc. pursuant to a Merger Agreement between GelTex Pharmaceuticals, Inc. and the Lessee effective as of April 1, 2003 and as a result thereof: (i) reaffirms and ratifies all the obligations to the Lessor and Fleet, in respect of the Lease Agreement, as hereby amended and the other Operative Documents; (ii) certifies that there are no defenses, offsets or counterclaims to such obligations as of the date hereof;
(iii) expressly acknowledges its continuing liability pursuant thereto; (iv) agrees that each of the Lease Agreement, as hereby amended and the other Operative Documents shall remain in full force and effect, enforceable against the Lessee in accordance with its terms; and (v) Lessee, Lessor and Fleet acknowledge and confirm that that certain Guaranty executed by Lessee on December 14, 2000, as amended by that certain First Amendment to Guaranty dated as of June 30, 2001, is no longer in effect.

5.   MISCELLANEOUS.

           (a) This Third Amendment may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement.

           (b) This Third Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof).

           (c) The headings of the several sections of this Third Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Third Amendment.

           (d) This Third Amendment embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiation, agreements and understandings relating to such subject matter.

           (e) This Third Amendment shall be deemed to be an Operative Document under the Lease Agreement.

           (f) EACH OF THE LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           (g) The Lessee shall pay on demand the reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred by the Lessor or Fleet in connection with the negotiation, documentation, administration and enforcement of this Third Amendment.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Third Amendment has been duly executed and delivered as a sealed instrument at Boston, Massachusetts as of the date first above written.

                                        LESSOR:


                                        WELLS FARGO BANK NORTHWEST, N.A.
                                        (formerly known as FIRST SECURITY BANK,
                                        N.A.), not in its individual capacity
                                        except as expressly set forth herein,
                                        but solely as Trustee under the Owner
                                        Trust Agreement dated as of October 21,
                                        1998

                                        By: /s/ Nancy M. Dahl
                                           ----------------------------
                                           Name: Nancy M. Dahl
                                           Title: Vice President


                                        LESSEE:


                                        GENZYME CORPORATION


                                        By: /s/ Evan M. Lebson
                                           ------------------------------------
                                           Name:   Evan M. Lebson
                                           Title:  Assistant Treasurer

                                        AGREED AND ACCEPTED:


                                        FLEET NATIONAL BANK


                                        By: /s/ David E. Meagher
                                           ------------------------------------
                                           Name: DAVID E. MEAGHER
                                           Title: VICE PRESIDENT


                                        FLEET REAL ESTATE, INC.


                                        By: /s/ Francis E. Fitzgerald
                                           ------------------------------------
                                           Name: FRANCIS E. FITZGERALD
                                           Title: PRESIDENT

                         EXHIBIT A TO THIRD AMENDMENT TO
                                 LEASE AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

     This Compliance Certificate is provided pursuant to 15A(d) of that certain Lease Agreement (the "Agreement") dated as of October 21, 1998, between Wells Fargo Bank Northwest, N.A. (formerly known as First Security Bank, N.A.), not in its individual capacity except as expressly set forth in the Lease Agreement, but solely as Trustee under the Owner Trust Agreement dated as of October 21, 1998 and Genzyme Corporation, as successor-by-merger to GelTex Pharmaceuticals, Inc. (the "Lessee"), as amended. The capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement. The undersigned hereby certifies as follows as of this date:

     1. The representations and warranties made by the Lessee in the Agreement and by the Lessee in each certificate, document or financial or other statement furnished under or in connection therewith are true and accurate in all material respects.

     2. The financial information and calculations shown on the attached Schedule A are true and accurate as of the date hereof and the Lessee is in compliance with the financial covenants set forth in Sections 15A(a) through (c) of the Agreement.

     3. No Default or Event of Default under the Agreement or the Agency Agreement has occurred.

     IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as a sealed instrument at Boston, Massachusetts on this ______ day of ________,
____.

                                        GENZYME CORPORATION


                                        By:
                                           ------------------------------
                                           Name:
                                                 ------------------------
                                           Title:
                                                 ------------------------

                                   SCHEDULE A
                                  TO EXHIBIT A

SECTION 15A(a) CONSOLIDATED QUICK RATIO

cash -- $_________

Cash Equivalents -- $________

Marketable Investments -- $________

Accounts Receivable -- $________

Current Liabilities -- $________

Current Synthetic Lease Obligations -- $________

Actual Ratio -- _________

Minimum Ratio -- 1.50 to 1.00

SECTION 15A(b) CONSOLIDATED INTEREST COVERAGE RATIO

EBITDA -- $__________

Interest Expense -- $_________

Actual Ratio -- ________

Minimum Ratio -- 5.00 to 1.00

SECTION 15A(c) CONSOLIDATED LEVERAGE RATIO

Consolidated Funded Debt -- $________

Unrestricted Cash and Marketable Investments in excess of $200,000,000 -- $____

EBITDA -- $________

Actual Ratio -- ________

Maximum Ratio -- 2.00 to 1.00

                                       A-2